UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2005

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On July 21, 2005, WESCO issued a press release announcing its earnings for the second quarter of 2005. A copy of the press release is attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2005	WESCO International, Inc.

(Date)

/s/ Stephen A. Van Oss

Stephen A. Van Oss
Senior Vice President, Chief Financial and
Administrative Officer

NEWS RELEASE

WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports 2005 Second Quarter Results
New Record for Quarterly Sales, Operating Profit and EPS
Acquisition of Fastec Industrial Corp. Announced

Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com

Pittsburgh, PA, July 21, 2005 — WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2005 second quarter financial results.

Net sales for the second quarter of 2005 were $1,062.1 million compared to $931.0 million in 2004, an increase of 14.1%. Gross margin for the quarter was 18.3% compared to 19.7% for the comparable 2004 quarter. Operating income for the current quarter totaled $48.9 million versus $42.9 million in last year’s comparable quarter. Depreciation and amortization included in operating income was $3.7 million for 2005 compared to $4.6 million in 2004. Net income in 2005’s second quarter was $27.4 million versus $19.1 million in the comparable 2004 quarter. Diluted earnings per share were $0.56 per share versus $0.44 per share in 2004.

Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer, stated, “Sales levels and productivity continued to accelerate through the quarter as sales per workday and sales per employee reached record levels for the month of June and the quarter. Operating profit and net income improved by 14% and 43%, respectively. Significant gains in operating productivity and effectiveness of expense controls resulted in a 120 basis points improvement in the SG&A expense rate.”

Net sales for the six months ended June 30, 2005 were $2,052.9 million versus $1,778.8 million in last year’s comparable period, a 15.4% increase. Gross margin in the current six-month period was 18.5% versus 19.4% last year and operating income totaled $87.5 million versus $69.1 million last year. Depreciation and amortization included in operating income was $7.6 million versus $9.7 million last year. Net income for the 2005 year-to-date period, including a charge in the first quarter for redeeming a portion of the Company’s senior subordinated notes, was $38.7 million versus $28.8 million last year, while diluted earnings per share were $0.79 per share in 2005 versus $0.67 per share in 2004.

Chairman and CEO, Roy W. Haley, commented, “Our employees are working on a variety of continuous improvement initiatives, and their superb results are sustaining the positive momentum that makes these excellent financial results possible. We are particularly pleased with the Company’s ability to generate double-digit organic growth rates and process new business with high levels of operating productivity. The sales rate for the quarter established new records for top performance as quarterly sales of more than $1 billion were achieved for the first time. Net income of $27 million was also a quarterly record, surpassing last year’s particularly strong second quarter, and our previous record best performance.” Commenting on the economy, Mr. Haley added, “While it will be a challenge to duplicate the growth rates achieved in last year’s second half, industrial production and capacity utilization rates remain stable and construction activity is expected to show steady improvement. Accordingly, we believe that double-digit growth rates for organic sales development can be extended for the balance of the year.”

WESCO announced today that it is in final negotiations to acquire the assets and business of Fastec Industrial Corp., a premier national distributor of fasteners, cabinet hardware, locking and latching products. Commenting on the planned acquisition, Mr. Van Oss stated, “Fastec has particular strengths in the recreational vehicle industry. It has significant sourcing capabilities in China and is an innovator in the design and development of new products. This acquisition will strengthen and expand our strong position in the manufactured housing and recreational vehicle markets and will be EPS accretive.”

#  #  #

Teleconference

WESCO will conduct a teleconference to discuss the second quarter earnings as described in this News Release on July 21, 2005, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s home page at http://www.wesco.com.
The conference call will be archived on this Internet site for seven days.

#  #  #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services with 2004 annual product sales of approximately $3.7 billion. The Company employs approximately 5,350 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and approximately 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

#  #  #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2005		June 30, 2004
Net sales	$1,062.1		$931.0
Cost of sales	867.5		747.3

Gross profit	194.6	18.3%	183.7	19.7%
Selling, general & admin. expenses	142.0	13.4%	136.2	14.6%
Depreciation & amortization	3.7		4.6

Income from operations	48.9	4.6%	42.9	4.6%
Interest expense, net	6.8		10.2
Loss on debt extinguishment	—		1.6
Other expense	3.0		1.3

Income before income taxes	39.1	3.7%	29.8	3.2%
Provision (benefit) for income taxes	11.7		10.7

Net income	$27.4	2.6%	$19.1	2.1%

Diluted earnings per common share:
Net income	$0.56		$0.44
Weighted average shares outstanding	49.2		43.7

	Six Months Ended		Six Months Ended
	June 30, 2005		June 30, 2004
Net sales	$2,052.9		$1,778.8
Cost of sales	1,673.1		1,434.2

Gross profit	379.8	18.5%	344.6	19.4%
Selling, general & admin. expenses	284.7	13.9%	265.8	14.9%
Depreciation & amortization	7.6		9.7

Income from operations	87.5	4.3%	69.1	3.9%
Interest expense, net	16.0		20.0
Loss on debt extinguishment	10.1		1.6
Other expense	5.0		2.5

Income before income taxes	56.4	2.7%	45.0	2.5%
Provision for income taxes	17.7		16.2

Net income	$38.7	1.9%	$28.8	1.6%

Diluted earnings per common share:
Net income	$0.79		$0.67
Weighted average shares outstanding	49.1		43.3

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions, except per share amounts)
(Unaudited)

Assets	June 30, 2005	December 31, 2004

Current Assets
Cash and cash equivalents	$15.0	$34.5
Trade accounts receivable (See Note)	335.4	383.4
Inventories, net	390.1	387.3
Prepaid expenses and other current assets	37.0	49.7

Total current assets	777.5	854.9
Total other assets	502.0	502.0

Total assets	$1,279.5	$1,356.9

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$494.1	$455.8
Other current liabilities	79.4	108.4

Total current liabilities	573.5	564.2
Long-term debt (See Note)	247.7	386.2
Other non-current liabilities	52.6	52.9

Total liabilities	873.8	1,003.3
Stockholders’ Equity
Total stockholders’ equity	405.7	353.6

Total liabilities and stockholders’ equity	$1,279.5	$1,356.9

Note: Trade accounts receivable has been reduced by $330 million and $208 million as of June 30, 2005 and December 31, 2004, respectively, in accordance with WESCO’s accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt decreased a net $148.4 million during the six months ended June 30, 2005 primarily as a result of the repurchase of $123.8 million of the Company’s 9 1/8 senior subordinated debt on March 1, 2005.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	June 30, 2005	March 31, 2005	December 31, 2004
Total debt	$269.2	$299.5	$417.6
Plus: A/R Securitization	330.0	298.5	208.0
Less: Cash and cash equivalents	(15.0)	(18.8)	(34.5)

Total indebtedness (including A/R Securitization Program), net of cash (See Note)	$584.2	$579.2	$591.1

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company’s leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company’s net obligation due under all of its financing facilities.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

Six Months Ended
June 30, 2005
Cash flow provided by operations	$135.2
Less: Increase in A/R Securitization	(122.0)
Less: Capital expenditures	(7.9)

Free cash flow (excluding effects of A/R Securitization Program) (See Note)	$5.3

     Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company’s consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.